                                                                  Exhibit (a.40)

                       THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 39 TO
                             MASTER TRUST AGREEMENT

     This Amendment No. 39 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the "Agreement"), is made as of February 10, 2009.

     WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated twenty-two sub-trusts known as the Payden Cash Reserves Money Market Fund, Payden Limited Maturity Fund, Payden Short Bond Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Opportunity Bond Fund, Payden High Income Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Value Leaders Fund, Payden Market Return Fund, Payden U.S. Growth Leaders Fund, Payden Global Short Bond Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden Global Equity Fund, Payden/Wilshire Longevity Fund 2010+, Payden/Wilshire Longevity Fund 2020+, Payden/Wilshire Longevity Fund 2030+, Payden/Wilshire Longevity Fund 2040+ and Payden/Kravitz Cash Balance Plan Fund; and

     WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

     WHEREAS, effective January 30, 2009, the Payden Opportunity Bond Fund and the Payden Market Return Fund were liquidated pursuant to the unanimous decision of the Board of Trustees at its regularly scheduled meeting on December 16, 2008; and

     WHEREAS, effective February 10, 2009, the Trustees hereby desire to establish and designate an additional sub-trust, to be known as the Payden Corporate Bond Fund, and to fix the rights and preferences of the shares of such additional sub-trust;

     NOW THEREFORE:

     1. Effective February 10, 2009, the first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

     "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-one Sub-trusts and classes thereof: Payden Cash Reserves Money Market Fund, which shall consist of two classes of shares designated as "Investor Class" shares and "Class D" shares, respectively; Payden Limited Maturity Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Short Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden U.S. Government Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden GNMA Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Core Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Corporate Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden High Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Tax Exempt Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden California Municipal Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Short Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Fixed Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Emerging Markets Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Value Leaders Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden U.S. Growth Leaders Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Equity Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden/Wilshire Longevity Fund 2010+, which shall consist of one class of shares designated as "Investor Class" shares; Payden/Wilshire Longevity Fund 2020+, which shall consist of one class of shares designated as "Investor Class" shares; Payden/Wilshire Longevity Fund 2030+, which shall consist of one class of shares designated as "Investor Class" shares; Payden/Wilshire Longevity Fund 2040+, which shall consist of one class of shares designated as "Investor Class" shares, and Payden/Kravitz Cash Balance Plan Fund, which shall consist of two classes of shares designated as "Institutional Class" shares and "Adviser Class" shares, respectively. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:".

     The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

              [The rest of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


-------------------------------------   ----------------------------------------
Joan A. Payden                          Andrew J. Policano


-------------------------------------   ----------------------------------------
W. D. Hilton, Jr.                       Dennis C. Poulsen


-------------------------------------   ----------------------------------------
Gerald S. Levey, M.D.                   Michael E. Salvay


-------------------------------------   ----------------------------------------
Thomas V. McKernan                      Stender E. Sweeney


-------------------------------------   ----------------------------------------
Rosemarie T. Nassif                     Mary Beth Syal